Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dara Khosrowshahi, the Chief Executive Officer of Uber Technologies Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Uber Technologies, Inc. for the fiscal year ended December 31, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Uber Technologies, Inc.

Date:	March 2, 2020	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer and Director
(Principal Executive Officer)

I, Nelson Chai, the Chief Financial Officer of Uber Technologies Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Uber Technologies, Inc. for the fiscal year ended December 31, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Uber Technologies, Inc.

Date:	March 2, 2020	By:	/s/ Nelson Chai
Nelson Chai
Chief Financial Officer
(Principal Financial Officer)